SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2014

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On October 27, 2014, Vermillion, Inc. (the  “Company”) issued a press release announcing the appointment of Valerie Palmieri as its Chief Operating Officer, effective as of October 23, 2014. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to joining the Company, Ms. Palmieri, age 53, was President, Founder and Managing Member of MOMENTUM Consulting, L.L.C.  (“MOMENTUM”) beginning in April 2009. MOMENTUM is a consulting firm focused on esoteric diagnostic services, including clinical, anatomic and molecular pathology.  In 2012, Ms. Palmieri founded LifeCycle Laboratories, LLC, a provider of diagnostic tests for fertility/infertility management, and she served as its Chief Executive Officer from July 2012 to January 2014.  From April 2010 to July 2011, Ms. Palmieri served as President of the U.S. division of DiagnoCure Inc., a provider of diagnostic tests for the detection and management of cancer.  From 2003 to 2009, Ms. Palmieri served as National Vice President of Anatomic Pathology Operations with Laboratory Corporation of America, a company that commercializes new diagnostic technologies.

There are no family relationships between Ms. Palmieri and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Ms. Palmieri and any other person pursuant to which she was or is to be selected as an officer of the Company.

The Company was party to a Consulting Agreement, dated April 30, 2014, with MOMENTUM (as amended on May 12, 2014 and August 15, 2014, the “Consulting Agreement”). Pursuant to the Consulting Agreement, MOMENTUM has provided laboratory operations and commercialization consulting services to the Company.  Ms. Palmieri is the sole owner of MOMENTUM.  The Consulting Agreement was terminated as of October 23, 2014.    Ms. Palmieri will cease to be President of MOMENTUM in November 2014. As of the date of this Current Report on Form 8-K, the Company had made payments of $342,616 to MOMENTUM for services provided pursuant to the Consulting Agreement and expects to pay an additional $50,000 for services received thereunder through October 23, 2014.  Ms. Palmieri’s interest in the amount paid by the Company to MOMENTUM through the date of this Current Report on Form 8-K was approximately $210,000.

In connection with the work performed under the Consulting Agreement, the Company granted Ms. Palmieri 15,000 restricted stock units (“RSUs”) in May 2014 and 10,000 RSUs in October 2014.  Of these RSUs, 15,000 have fully vested and 10,000 have been forfeited.

Other than as described above, Ms. Palmieri does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Pursuant to the terms of an employment agreement (the “Employment Agreement”), effective as of October 23, 2014 (the “Effective Date”), between the Company and Ms. Palmieri, the Company will pay Ms. Palmieri an annual base salary of $300,000. In addition, Ms. Palmieri will be eligible for a bonus of up to forty percent (40%) of her base salary (prorated for partial years) for achievement of reasonable performance-related goals to be defined by the Company’s Board of Directors (the “Performance Goals”).  The Employment Agreement also entitles Ms. Palmieri to a one-time sign-on bonus of $50,000 payable on her first regular payday.

Under the Employment Agreement, Ms. Palmieri is entitled to oversee administrative matters and exercise operational control of MOMENTUM at all times and Ms. Palmieri is permitted to perform work and services for MOMENTUM during her first four weeks of employment with the Company.

The Employment Agreement provides that on or as soon as administratively practicable after the Effective Date, the Company will grant Ms. Palmieri options to purchase 175,000 shares of Company common stock with a per share exercise price equal to the closing price of a share of Company common stock on the date of grant.  These options will vest in 48 monthly installments, subject to Ms. Palmieri’s continued employment with the Company. If Ms. Palmieri is terminated without cause or resigns for good reason (as these terms are defined in the Employment Agreement) and provided that she complies with certain requirements (including signing a standard separation agreement), under the Employment Agreement: (i) she will be entitled to continued payment of her base salary as then in effect for a period of 12 months following the date of termination; (ii) she will be entitled to continued health and dental benefits through COBRA premiums paid by the Company until the earlier of 12 months after termination or the time that she obtains employment with reasonably comparable or greater health and dental benefits and (iii) she will have a 12-month period after termination to exercise any and all of her vested options to purchase Company common stock (subject to earlier expiration at the end of the option’s original term). In addition, if Ms. Palmieri is terminated without cause before she has completed the Performance Goals, she will be paid, on a pro-rata basis, a bonus commensurate with the portion of the Performance Goals that have been achieved by the time of such termination.  Finally, the Employment Agreement provides that if Ms. Palmieri’s employment is terminated without cause or for good reason within the 12-month period following a change of control (as such term is defined in the Employment Agreement), then, in addition to the severance obligations due to Ms. Palmieri as described above, 100% of any then-unvested options to purchase Company common stock previously granted by the Company will vest upon the date of such termination (subject to earlier expiration at the end of the option’s original term).

The Employment Agreement also contains a non-solicitation provision that applies until 12 months after the termination of the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)         Exhibit No.Description

99.1Press Release issued by Vermillion, Inc. on October 27, 2014

99.2Employment Agreement, executed on October 23, 2014, by and between Vermillion, Inc. and Valerie Palmieri

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
By:/s/ Eric J. Schoen
Date: October 28, 2014	Name: Eric J. Schoen
Title: Vice President, Finance and Chief Accounting Officer

EXHIBITS INDEX

Exhibit No.Description

99.1Press Release issued by Vermillion, Inc. on October 27, 2014

99.2Employment Agreement, executed on October 23, 2014, by and between Vermillion, Inc. and Valerie Palmieri